Exhibit 99.1

REATA PHARMACEUTICALS, INC. AND BLACKSTONE LIFE SCIENCES ANNOUNCE $350 MILLION STRATEGIC INVESTMENT

Financing will advance bardoxolone as the first potential therapy for Alport syndrome, as well as continue development for other rare and serious forms of chronic kidney disease

Reata’s cash guidance updated: Runway extended through end of 2023

Reata to host conference call on June 11, 2020 at 8:30 am ET

NEW YORK and PLANO, Texas, June 11, 2020—Blackstone (NYSE: BX) and Reata Pharmaceuticals, Inc. (Nasdaq: RETA) (“Reata”), a clinical-stage biopharmaceutical company, today announced that funds managed by Blackstone Life Sciences (“BXLS”) will lead a $350 million royalty and equity investment in Reata to fund the development and potential commercialization of bardoxolone methyl (“bardoxolone”), an investigational once-daily oral therapy being studied for chronic kidney disease (“CKD”) in Alport syndrome, autosomal dominant polycystic kidney disease (“ADPKD”), and other associated potential future indications. These are severe, life-threatening diseases with few or no effective therapies approved by the U.S. Food and Drug Administration (“FDA”).

Nicholas Galakatos, Ph.D., Global Head of Blackstone Life Sciences, said, “This investment aligns with Blackstone Life Sciences’ mission to help advance promising new medicines to patients with high unmet needs. If approved, bardoxolone has the potential to provide for the first time a therapy that improves the quality of life for tens of thousands of patients around the world suffering from Alport syndrome.”

“Bardoxolone has been a primary focus of our company’s research and development efforts to date,” said Warren Huff, Reata’s Chief Executive Officer and President. “We are extremely pleased that Blackstone Life Sciences has recognized the potential of bardoxolone, and the potential of Reata more generally. We are proud to enter into this strategic investment agreement with Blackstone Life Sciences.”

“Bringing the first potential therapy to Alport syndrome patients, a devastating genetic condition with no approved treatments, is very motivating,” said Paris Panayiotopoulos, Blackstone Life Sciences Senior Managing Director. “With this investment, we will support Reata in further developing bardoxolone for CKD in Alport syndrome, autosomal dominant polycystic kidney disease and multiple other chronic kidney diseases.”

Transaction Summary

The strategic investment by Blackstone Life Sciences includes $300 million in return for royalty payments on worldwide net sales of bardoxolone by Reata and its licensees, other than Kyowa Kirin Co., Ltd. The financing also includes a

$50 million investment in 340,793 shares of Reata’s Class A common stock at $146.72 per share. Reata will receive the $350 million investment at closing, which is expected to occur on or before June 24, 2020.

“This $350 million financing further strengthens Reata’s balance sheet, and extends Reata’s cash runway through the end of 2023. It positions us to make strategic investments to further expand our development and commercial capabilities in preparation for the potential approval and launch of our drugs,” said Manmeet S. Soni, Chief Operating Officer and Chief Financial Officer at Reata.

Conference Call Information

Reata’s management will host a conference call on June 11, 2020 at 8:30 a.m. ET. The conference call will be accessible by dialing (844) 348-3946 (toll-free domestic) or (213) 358-0892 (international) using the access code: 3371798. The link to the webcast is  https://edge.media-server.com/mmc/p/ex9owd3g.

A link to the live audio webcast of the call will be available on the Investors section of Reata’s website at www.reatapharma.com. An archived webcast will be available on the Reata website approximately two hours after the event.

About Bardoxolone Methyl

Bardoxolone is an investigational, oral, once-daily activator of Nrf2, a transcription factor that induces molecular pathways that promote the resolution of inflammation by restoring mitochondrial function, reducing oxidative stress, and inhibiting pro-inflammatory signaling. The FDA has granted Orphan Drug designation to bardoxolone for the treatment of Alport syndrome and ADPKD. The European Commission has granted Orphan Drug designation in Europe to bardoxolone for the treatment of Alport syndrome. Bardoxolone is currently being studied in CARDINAL, a Phase 3 study for the treatment of Alport syndrome, FALCON, a Phase 3 study for the treatment of ADPKD, and AYAME, a Phase 3 study for the treatment of diabetic kidney disease that is being conducted in Japan by our licensee, Kyowa Kirin Co., Ltd. Bardoxolone treatment has produced positive results in the Phase 2 and Phase 3-year-one portions of the CARDINAL study, and in the Phase 2 PHOENIX study in patients with ADPKD, IgA nephropathy, focal segmental glomerulosclerosis, and CKD associated with type 1 diabetes.

About Reata Pharmaceuticals, Inc.

Reata is a clinical-stage biopharmaceutical company that develops novel therapeutics for patients with serious or life-threatening diseases by targeting molecular pathways involved in the regulation of cellular metabolism and inflammation. Reata’s two most advanced clinical candidates, bardoxolone and omaveloxolone, target the important transcription factor Nrf2 that promotes restoration of mitochondrial function, reduction of oxidative stress, and inhibition of pro-inflammatory signaling. Bardoxolone and omaveloxolone are investigational drugs, and their safety and efficacy have not been established by any agency.

About Blackstone Life Sciences

Blackstone Life Sciences is a private, global investment platform with capabilities to invest across the life-cycle of companies and products within the key life science sectors. By combining scale investments and hands-on operational leadership, Blackstone Life Sciences helps bring to market promising new medicines and medical products that improve patients’ lives.

Reata Forward Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation, statements regarding the success, cost and timing of our product development activities and clinical trials, our plans to research, develop and commercialize our product candidates, our plans to submit regulatory filings, and our ability to obtain and retain regulatory approval of our product candidates. You can identify forward-looking statements because they contain words such as “believes,” “will,” “may,” “aims,” “plans,” “model,” and “expects.”  Forward-looking statements are based on Reata’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, (i) the timing, costs, conduct, and outcome of our clinical trials and future preclinical studies and clinical trials, including the timing of the initiation and availability of data from such trials; (ii) the timing and likelihood of regulatory filings and approvals for our product candidates; (iii) whether regulatory authorities determine that additional trials or data are necessary in order to obtain approval; (iv) the potential market size and the size of the patient populations for our product candidates, if approved for commercial use, and the market opportunities for our product candidates; and (v) other factors set forth in Reata’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K, under the caption “Risk Factors.”  The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACTS

Reata Pharmaceuticals, Inc.

Vinny Jindal

(469) 374-8721

Vinny.Jindal@reatapharma.com

Jami Taylor

(469) 262-6451

Jami.Taylor@reatapharma.com

Blackstone

Jennifer Friedman

212-583-5122

Jennifer.Friedman@blackstone.com

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